营业执照

统一社会信用代码
91421102MA49LGJX1X

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名　　称　湖北通泊停车管理有限公司

类　　型　有限责任公司（非自然人投资或控股的法人独资）

法定代表人　章国伟

经营范围　停车管理服务；物业管理服务；计算机软硬件、网络技术开发、技术咨询、技术服务、技术转让；计算机软硬件销售。（涉及许可经营项目，应取得相关部门许可后方可经营）***

注册资本　壹佰万圆整

成立日期　2020年11月04日

营业期限　长期

住　　所　黄冈市黄州区望月堤路26-3号

登记机关　黄冈市黄州区市场监督管理局

2020年　11月　04日